UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

SPECTRUM CONTROL, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECTRUM CONTROL, INC.

8031 Avonia Road

Fairview, Pennsylvania 16415

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF SHAREHOLDERS

To Be Held on Friday, May 27, 2011

This supplement amends and supplements the Definitive Proxy Statement, which we refer to as the proxy statement, initially filed with the Securities and Exchange Commission on May 4, 2011 by Spectrum Control, Inc., which we refer to as “Spectrum,” “we” or the “Company”, for the special meeting of shareholders to be held at our headquarters, located at 8031 Avonia Road, Fairview, Pennsylvania 16415, on Friday, May 27, 2011 at 10:00 a.m. Eastern Time.

The purpose of the special meeting is to consider, among other things, the adoption of the Agreement and Plan of Merger, dated as of March 28, 2011, as it may be amended from time to time, which we refer to as the merger agreement, by and among API Technologies Corp., a Delaware corporation, which we refer to as API, Erie Merger Corp., a Pennsylvania corporation and wholly owned subsidiary of API, which we refer to as Merger Sub, and the Company. Subject to the terms and conditions of the merger agreement and in accordance with Pennsylvania law, at the effective time of the merger, Merger Sub will merge with and into the Company. The separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and a wholly owned subsidiary of API. In the merger, each issued and outstanding share of Company common stock (except for shares owned by API, Merger Sub or any of API’s other subsidiaries, or shares held in treasury by the Company) will be converted into the right to receive $20.00 in cash, without interest, and be automatically cancelled, and each shareholder of the Company will no longer have any rights in those shares (other than the right to receive the per share merger consideration).

The board of directors has unanimously determined that the merger is advisable, fair and in the best interests of the Company and our shareholders, adopted and approved the merger upon the terms and subject to the conditions set forth in the merger agreement, and recommends to our shareholders that our shareholders adopt the merger agreement. The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. If you have not already submitted a proxy for use at the special meeting you are urged to do so promptly. No action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This supplement to the proxy statement, and the documents to which we refer you in this supplement to the proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “goal,” “estimate,” “project,” “plans,” “may,” “will,” “should,” “could,” “potential,” “continue,” “estimate,” “anticipate,” “designed to,” “confident,” “think,” “scheduled,” “outlook,” “guidance,” “foreseeable future” and similar expressions identify these forward-looking statements, which appear in a number of places in this supplement to the proxy statement (and the documents to which we refer you in this supplement to the proxy statement). You are that cautioned these forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results to differ materially from those covered in those forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including the information contained under the headings “Risk Factors” and “Business” and the information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K (see “WHERE YOU CAN FIND MORE INFORMATION” below), factors and matters contained in the proxy statement.

We are under no obligation to publicly release any revision to any forward-looking statement contained in or incorporated into this supplement to the proxy statement to reflect any future events or occurrences, except as required by law.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be made by us or persons acting on our behalf.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

This supplemental information should be read in conjunction with the proxy statement, which we urge you to read in its entirety. The supplemental disclosures are as follows:

The Merger — Background of the Merger

The third full paragraph on page 26 of the proxy statement concerning the solicitation of acquisition proposals during the go-shop period is supplemented by inserting the following at the end of that paragraph:

Upon the termination of the go-shop period at 12:01 a.m. New York time on May 7, 2011, the Company had not received any acquisition proposals and there are no excluded parties. See “The Merger Agreement — Acquisition Proposals by Third Parties” for more information.

The Merger — Regulatory Approvals and Notices

The second paragraph under “The Merger — Regulatory Approvals and Notices” on page 40 of the proxy statement is supplemented by inserting the following at the end of that paragraph:

The request for early termination of the waiting period was granted by the FTC effective May 2, 2011 at 10:01 a.m.

VOTING AND REVOCABILITY OF PROXIES

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, by submitting a proxy at a later date through any of the methods available to you, by giving written notice of revocation to James F. Toohey, Secretary of the Company, which must be filed with the Secretary at 8031 Avonia Road, Fairview, Pennsylvania 16415, or by attending the special meeting and voting in person. Please note that to be effective, your later-dated proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Company prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern time on May 26, 2011. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

Shareholders who do not wish to rescind their votes, including shareholders who have already voted in factor of the merger proposal or the adjournment proposal and do not wish to change that vote, do not need to take any further action. All shares of Company common stock represented by properly executed proxies that are received in time for the special meeting and that are not revoked, will be voted at the special meeting in the manner specified by the holder.

Company shareholders of record as of April 28, 2011, the record date for the special meeting, who have not yet voted and still wish to do so, may vote in the manner set forth in the proxy statement.

If you have any questions or need assistance voting your shares of Company common stock, please call John P. Freeman, Senior Vice President and Chief Financial Officer of the Company at (814) 474-4310. You may also contact Georgeson, Inc., our proxy solicitor, by calling (800) 457-0759 (toll-free) or (212) 440-9800 (call collect). If your bank, brokerage firm or other nominee holds your shares, you may call your bank, brokerage firm or other nominee for additional information.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed merger, the Company filed its proxy statement and a form of proxy on Schedule 14A on May 4, 2011. The proxy statement and proxy card were first mailed to shareholders of the Company on or about May 4, 2011. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Shareholders of the Company will be able to obtain, without charge, a copy of the proxy statement, this supplement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders of the Company will also be able to obtain, without charge, a copy of the proxy statement, this supplement and other relevant documents (when available) by directing a request by mail or telephone to Spectrum Control, Inc. Attn: John P. Freeman, 8031 Avonia Road, Fairview, Pennsylvania 16415, telephone: (814) 474-4310. You may also contact Georgeson, Inc., our proxy solicitor, by calling (800) 457-0759 (toll-free) or (212) 440-9800 (call collect). If your bank, brokerage firm or other nominee holds your shares, you may call your bank, brokerage firm or other nominee for additional information.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010, which was filed with the SEC on February 10, 2011, in the proxy statement relating to the proposed merger, and in other filings with the SEC made by the Company. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger.